                                                                      EXHIBIT 10

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 28th day of December, 1995, between the CLEAVER-BROOKS Division of AQUA CHEM. INC., a Wisconsin corporation ("Seller") and ANDERSEN 2000 INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H

     WHEREAS, Seller is engaged in the manufacturing, distribution and sale of various product lines of boilers and incinerators;

     WHEREAS, one of the product lines of Seller is the incineration business which consists of the Vertical, Fixed Hearth, Stepped Hearth and Rotary Kiln products more fully described on Exhibit A ("Product Line"); and

          WHEREAS, Seller wishes to sell and transfer and Purchaser wishes to purchase and acquire the Product Line and certain assets associated with the Product Line, upon the terms hereinafter set forth;

     NOW, THEREFORE, Purchaser and Seller, in consideration of the premises, which are incorporated and made a part of this Agreement and the agreements and covenants contained herein and subject to the satisfaction of the conditions set forth herein, hereby agree as follows:

  1. TRANSACTIONS-ON CLOSING DATE.
     ----------------------------

     1.1  Assets to be Purchased and Sold.  On the Closing Date (as hereinafter
          -------------------------------
  defined), Seller shall sell, assign, transfer and convey to Purchaser by bill of sale and assignment, and Purchaser shall purchase, acquire and accept the following assets used or held for use by Seller exclusively in the Product Line (the "Purchased Assets") as the same shall exist on the Closing Date (as hereinafter defined) where noted:

     (a) All inventory and parts set forth in Schedule 1.1(a) ("Inventory");

     (b) All patents and patent applications set forth in Schedule 1.1(b) ("Patents");

     (c) All forms and tooling set forth in Schedule 1.1 (c) ("Forms and Tooling");

     (d) All rights and interests of the Seller in the design of the incineration systems included within the Product Line including all engineering drawings, bills of material and CAD computer files relating exclusively to the Product Line ("Product Designs");

     (e) All existing customer lists, quotation files, list of leads and active mailing list relating exclusively to the Product Line ("Customer Information");


     (f) All existing files, records and drawings of Seller's previous jobs which relate exclusively to the Product Line ("Prior Job Files");

     (g) All sales literature, photographs, art work and other selling materials relating exclusively to the Product Line ("Product Information");

     (h)  Goodwill relating exclusively to the Product Line ("Goodwill").

     1.2  Retained Assets.  All assets of Seller, other than the Assets referred
          ---------------
  to above in Section 1.1 shall be retained by Seller ("Retained Assets").

     1.3  Liabilities Not to be Assumed.  Purchaser does not assume, and shall
          -----------------------------
  not be obligated to pay, perform or discharge any debts, liabilities or obligations of Seller of any kind or nature, whether actual, contingent or accrued, known or unknown except as specifically provided for in this Agreement.

     1.4  Purchase Price.
          --------------

          (a) Basis of Purchase Price.  The purchase pi-ice ("Purchase "Price")
              -----------------------
  for the Assets shall be Two Million, Two Hundred Thousand Dollars ($2,200,000) which shall be allocated among the Assets as follows:

          (1)  $1,866,808.00 for Inventory;

          (2)  $52,048.00 for Patents

          (3)  $125,000.00 for Forms and Tooling;

          (4)  $60,000.00 for Product Designs;

          (5)  $24,036.00 for Customer Information;

          (6)  $20,000.00 for Prior Job Files;

          (7) $25,000.00 for Product Information; and

          (8)  $27,108.00 for Goodwill.

     The parties agree that all applicable tax returns and other applicable reports to governmental agencies, filed by either Seller or Purchaser insofar as they involve an allocation of the Purchase Price under this Agreement, shall be based on and shall be consistent with the provisions of this Section 1.4(a).

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     (b) Payment of Purchase Price.     On the Closing Date, Purchaser shall pay
         -------------------------
  to Seller the Purchase Price as follows:

     (i) One million ($1,000,000.00) on the Closing Date by cashier's check or wire transfer of immediately available funds; and

    (ii) One million Two Hundred Thousand. Dollars ($1, 2 00, 000. 00) to be paid pursuant to a promissory note in the form attached as Exhibit B ("Promissory Note"), which shall be secured by a purchase money security interest in the Purchased Assets pursuant to the terms of the Security Agreement attached hereto as Exhibit C (the "Security Agreement and a financing statement in the form attached hereto as Exhibit D ("Financing Statement") and guaranteed by the sole stockholder of Purchaser in the form of the Guarantee attached hereto as Exhibit E ("the Guarantee").

  2. CLOSING DATE.
     ------------

     The closing (consummation of the transactions contemplated by this Agreement) shall take place at the offices of Whyte Hirschboeck Dudek S.C. in Milwaukee, Wisconsin on December 28, 1995 at or at such other time and place as the parties may agree ("Closing Date").

  3. SELLER'S REPRESENTATIONS AND WARRANTIES.
     ---------------------------------------

     For purposes of this Section 3; (a) references to the "knowledge" of Seller means the actual knowledge of the officers of Seller after making inquiry of Seller's management personnel, and (b) any fact or matter which is fairly disclosed on any exhibit or schedule in connection with the making of any representation or warranty by Seller shall be deemed disclosed for purposes of the other representations and warranties of Seller, without specific cross reference in this Agreement.

     Seller hereby represents and warrants to the Purchaser as follows:

     3.1  Seller's Organization.  Seller is a corporation duly organized,
          ---------------------
  validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own the Purchased Assets and to operate the business of the Product Line as it is now being conducted.

     3.2  Seller's Authority.  The execution and delivery of this Agreement, and
          ------------------
  all documents to be executed and delivered by Seller pursuant to this Agreement, have been duly and validly authorized by the Board of Directors and Shareholders of Seller. This Agreement is, and such other documents when executed and delivered by Seller will be, valid and binding obligations of Seller enforceable in accordance with their respective terms. The Seller's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate any agreement to which the Seller is a party or by which Seller is bound and Seller's performance of this Agreement does not require the consent of any third party other than such consents which have already been obtained.

     3.3  Title.  Seller has good and marketable title to all the Inventory,
          -----
  Forms and Tooling which it will sell to Purchaser, free and clear of all liens, pledges, charges, claims and encumbrances.

     3.4  Condition of Assets.  Seller makes no representation of warranty as to
          -------------------
  the physical condition of any of the Purchased Assets and all of the same are sold in 'as is' condition.

     3.5  Litigation and Proceedings.  There is no action, suit or proceeding
          --------------------------
  pending or, to the knowledge of the Seller, threatened against the Seller, that would prevent the consummation of the transactions contemplated by this Agreement. There is no suit, action or legal, administrative, arbitrative or other proceeding pending, nor does Seller have written notice of any threatened suit, action or legal, administrative, arbitrative or other proceeding in connection with the Seller's Product Line or Purchased Assets; and to Seller's knowledge, Seller is not under governmental investigation with respect to any violation of any law or administrative regulation, federal, local or state, with respect to its design, manufacture or sale of any of the items included within the Product Line.

     3.6  Compliance with Law.  To the knowledge of Seller, Seller and the
          -------------------
  methods and means employed by it in the manufacturing of the Product Line and its ownership of the Purchased Assets are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations or orders of any court, or federal, state, municipal or other governmental department, commission, board, agency or other instrumentality (including without limitation, laws and regulations applicable to environmental standards, wages and hours, civil rights and occupational health and safety).

     3.7  Full Disclosure.  No representation or warranty by Seller in this
          ---------------
  Agreement and no statement of Seller contained in any certificate, Exhibit, Schedule or other writing furnished to Purchaser by Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.


     4.   PURCHASERS REPRESENTATIONS AND WARRANTIES.
          ------------------------------------------

     Purchaser hereby represents and warrants to the Seller as follows:

     4.1  Purchaser's Organization.  Purchaser is a corporation duly organized,
          ------------------------
  validly existing and in good standing under the laws of the State of Delaware.

     4.2  Purchaser's Authority.  The execution and delivery of this Agreement,
          ---------------------
  and all documents to be executed and delivered by Purchaser pursuant to this Agreement, have been duly and validly authorized by the Board of Directors and Shareholders of Purchaser and the Guarantee has been duly and validly authorized by the Board of Directors of Purchaser's sole stockholder. This Agreement is, and such other documents when executed and delivered by Purchaser will be, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, and the Guarantee when executed and delivered will constitute the valid and binding obligation of Purchaser's sole stockholder enforceable in accordance with its terms. The Purchaser's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the Purchaser's sole stockholder's execution and delivery of the Guarantee do not violate any agreement to which either of them are a party or by which either of them are bound and do not require the consent of any third party other than such consents which have already been obtained.

     4.3  Litigation.  There are no actions, suits proceedings pending or, to
          ----------
  the actual knowledge of the Purchaser, threatened against the Purchaser, that would prevent the consummation of the transactions contemplated by this Agreement.

     4.4  Full Disclosure.  No representation or warranty by Purchaser in this
          ---------------
  Agreement and no statement of Purchaser contained in any certificate, Exhibit, Schedule or other writing furnished to Seller by Purchaser pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

     5.   COVENANTS.
          ---------

     5.1  Full Access.  From the date hereof to the Closing Date, during
          -----------
  reasonable times during normal business hours, Seller will give Purchaser and its representatives access to, and will cooperate as Purchaser may request in making available to it, all books, records and other information relating exclusively to the Product Line.

     5.2  Access to Books and Records.  Following the Closing, upon reasonable
          ---------------------------
  notice and during reasonable times during normal business hours, Purchaser shall make the books and records available to Seller for inspection by Seller or its representatives with respect to Seller's operation of the Product Line prior to the Closing. As used in this Section, the right of inspection includes the right to make abstracts or copies.

     5.3  Covenant to Satisfy Conditions.  Seller will use its best efforts to
          ------------------------------
  ensure that the conditions set forth in Section 6 hereof are satisfied, including, without limitation, the deliveries to Purchaser provided for therein. Purchaser will use its best efforts to ensure that the conditions set forth in Section 7 hereof are satisfied, including, without limitation, the deliveries to Seller provided for therein.

     5.4  Supplements to Schedules.  From time to time prior to the Closing
          ------------------------
  Date, Seller will promptly supplement or amend the Schedules with respect to any matter hereafter arising which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in the Schedules, but no such disclosure shall cure any breach of any warranty or representation which is known by Seller to be inaccurate when made.

     5.5  Publicity.  Each party will consult with the other party prior to
          ---------
  issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of the other party, except as required by law; provided, however, that without the prior written approval of Seller, Purchaser will not disclose the existence of the transactions contemplated by this Agreement (except to their own advisors) until after the Closing Date.

     5.6  Glaxo-Wellcome Assignment.  Pursuant to the Assignment and Assumption
          -------------------------
  Agreement in the form attached hereto as Exhibit F, Seller shall assign and Purchaser shall assume and perform the Glaxo-Wellcome contract. Purchaser and Seller acknowledge and agree that the aforementioned assignment (or the subcontract arrangement hereinafter described) is contingent upon obtaining the consent of Glaxo-Wellcome. If Glaxo-Wellcome will not consent to such assignment Seller and Purchaser will use their best efforts to accomplish the anticipated end results of the assignment through the utilization of a subcontract. In the event that Glaxo-Wellcome refuses to consent to the assignment or subcontract or if for any other reason whatsoever the Glaxo-Wellcome contract is not assigned or subcontracted to Purchaser, Seller shall credit Purchaser with $200,000 against the payment due on December 31, 1996 under the Promissory Note attached hereto as Exhibit B. Purchaser and Seller hereby acknowledge and agree that damages arising from the inability to transfer the anticipated economic benefits of the Glaxo-Wellcome contact to Purchaser would be difficult if not impossible to calculate and that the crediting of $200,000 against the payments otherwise due constitutes liquidated damages and not a penalty and shall be Purchaser's sole and exclusive remedy against Seller with respect thereto.

     5.7  Noncompetition.
          --------------

            (a) Seller hereby covenants and agrees with Purchaser that for the six (6) year period following the Closing Date, Seller will not as a principal, agent, owner, trustee, beneficiary, distributor, partner, co-venturer, shareholder or in any other capacity: own, operate or manage any entity, business, activity or enterprise (other than as a 5% or less shareholder of a publicly held corporation) which is engaged primarily in the business of manufacturing, designing, marketing, or selling any of the items included in the Product Line anywhere in the United States or in any foreign country where Seller has sold or solicited orders for products -included within the Product Line during the one year period preceding the Closing Date.

                 In the event that any provision of this Section is determined to be invalid by any court of competent jurisdiction, the provisions of this Section shall be deemed to have been amended and the parties agree to execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section so as to render the terms of this Section enforceable in all respects as so modified.

            (c) Seller acknowledges and agrees that irreparable injury may result to Purchaser in the event Seller breaches any covenant contained in this Section, and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if Seller engages in any act in violation of the provisions of this Section, Purchaser shall be entitled, in addition to such other remedies as may be available to it at law or under this Agreement, to injunctive relief to enforce the provisions of this Section.

            (d) Nothing in this Agreement shall prohibit or restrict Seller or any of its affiliates from engaging any of the other businesses which it currently operates or in operating such businesses in the ordinary course.

     5.8  Sales and Use Taxes.  Purchaser shall be responsible for all sales and
          -------------------
  use taxes which may be imposed in connection with the sale or use of any of the Assets sold and transferred by Seller to Purchaser pursuant to this Agreement.

     5.9  Confidentiality.  Each party to this Agreement will hold in confidence
          ---------------
  all documents and information concerning the other party furnished to it in connection with the transactions contemplated by this Agreement and not otherwise lawfully available to it, and will use such information only in connection such transactions and, after the consummation of such transactions, only in the conduct of its business. Neither party will release or disclose such documents or information to any other person, except to its attorneys, accountants and other outside consultants in connection with this Agreement, except to the extent such party demonstrate such information was previously known by it, in the public domain through no fault of such party, disclosed to it by a third party having no confidentiality obligation to the other party, or required by law. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and such information and documents shall not be to the detriment of the disclosing party or otherwise in any manner and all such documents (including copies and extracts thereof) shall be returned to the disclosing party immediately upon its request.

     5.10 Further Assurances.  Each party will execute such further documents,
          ------------------
  and perform such further acts as may be necessary to sell, transfer, assign, convey and deliver the Purchased Assets to Purchaser on the terms herein contained and to otherwise comply with the terms of this Agreement and to consummate the transactions contemplated by this Agreement.

     5.11 Product Liability Matters.  Any product liability claim made by a
          -------------------------
  customer relating to products invoiced by Seller shall be the sole responsibility of Seller unless the Purchaser has subsequently improperly serviced such products and Seller shall indemnify and hold harmless Purchaser with respect to any such product liability claims. Any product liability claim made by a customer relating to products invoiced by Purchaser or improperly serviced by the Purchaser subsequent to the Closing Date shall be the sole responsibility of Purchaser and Purchaser shall indemnify and hold harmless Seller with respect to any such product liability claims. Seller and Purchaser shall each name the other party as an additional insured on their product liability insurance policy and shall provide documentation of same to each other on the Closing Date.

     5.12 Product Warranty Claim Procedures.  Purchaser shall notify Seller of
          ---------------------------------
  any product warranty claim made by a customer relating to products and work invoiced by Seller. Seller shall be solely responsible for all warranty claims in connection with products and work invoiced by Seller, including the V.A. Miami and St. Luke's Milwaukee projects. Purchaser shall be solely responsible for all warranty claims in connection with all products and work invoiced by Purchaser. Upon Seller's request, Purchaser shall provide qualified service personnel to perform warranty work for Seller at a rate of $650.00 per day, which rate shall remain constant through December 31, 1997.

     5.13 Brokerage.  Purchaser and Seller each covenant to the other that
          ---------
  neither it nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     5.14 Transportation of Assets.  On the Closing Date, Purchaser shall take
          ------------------------
  physical possession of the Purchased Assets Hand shall be solely responsible for the transportation of the Purchased Assets to Purchaser's facility. Risk of loss with regard to the Purchased Assets shall remain with Seller until the Closing Date at which time it shall transfer to Purchaser. Seller shall store the Inventory without charge until February 28, 1996 after which time Purchaser shall pay Seller a monthly storage fee of $1,500.00.

     5.15 Employment Matters.  On or prior to the Closing Date, Purchaser shall
          ------------------
  provide Seller with a list of those engineering, sales or service personnel Purchaser will offer to employ. No other employees of Seller shall either be contacted or offered employment with Purchaser.

     5.16 Third-Party Claims.  The parties shall cooperate with each other with
          ------------------
  respect to the defense of any claim made or litigation commenced by a third party subsequent to the Closing Date which is not subject to the indemnification provisions contained in Section 9, and the party seeking indemnification shall promptly notify and tender defense of any third party claim to the party providing indemnification.

     5.17 Disclaimer.  Other than the provisions of this Agreement, the Exhibits
          ----------
  or Schedules hereto, Purchaser acknowledges that Seller is selling the Assets to Purchaser, and Purchaser has agreed to purchase and accept the Assets, on an "as is and where is" basis as of the Closing Date.

     6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.
          ------------------------------------------------

     The obligations of Purchaser under this Agreement shall, at its option, be subject to the satisfaction, on or before the Closing Date, of all of the following conditions:

     6.1  Representations and Warranties Accurate.  All representations and
          ---------------------------------------
  warranties of Seller contained in this Agreement shall have been true when made and shall be true at the Closing Date as if such representations and warranties were made at the Closing Date. Seller shall furnish Purchaser with an appropriate certificate, dated as of the Closing Date, and signed by a duly authorized officer of Seller, stating the above in such form as Purchaser may reasonably request.

     6.2  Performance by Seller.  Seller shall have performed and complied in
          ---------------------
  all material respects with all agreements and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date, and shall have delivered to Purchaser an appropriate certificate to that effect,, dated as of the Closing Date, and signed by a duly authorized officer of Seller.

     6.3  Approval.  The Board of Directors and Shareholders of Seller shall
          --------
  have taken all action necessary to approve the transactions called for by this Agreement and certified copies of any resolutions duly adopted by the Board of Directors and Shareholders shall have been delivered to Purchaser.

     7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.
          ---------------------------------------------

     The obligations of Seller under this Agreement shall, at its option, be subject to the satisfaction, on or before the Closing Date of all the following conditions:

     7.1  Representations and Warranties Accurate.  All representations and
          --------------- --- ---------- --------
  warranties of Purchaser contained in this Agreement shall have been true when made and shall be true at the Closing Date as if such representations and warranties were made at the Closing Date. Purchaser shall furnish Seller with an appropriate certificate, dated as of the Closing Date, and signed by a duly authorized officer of Purchaser, stating that the above in such form as Seller may reasonably request.

     7.2  Performance by Purchaser.  Purchaser shall have performed and complied
          ------------------------
  in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on the Closing Date and shall have delivered to Seller an appropriate certificate to that effect, dated as of the Closing Date, and signed by a duly authorized officer of Purchaser.

     8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
         ------------------------------------------

     All representations and warranties made in this Agreement by Seller and Purchaser shall survive the Closing Date for a period of two (2) years.

     9.   INDEMNIFICATION.
          ---------------

     Seller and Purchaser hereby agree to indemnify each other as hereinafter set forth; which shall be their sole and exclusive remedy against each other for the breach or violation of any provision of this Agreement.

     9.1  Indemnification by Seller.  Seller shall indemnify and hold Purchaser
          -------------------------
  harmless from and against any loss, cost, expense or damage suffered by Purchaser (including reasonable attorneys' fees) resulting from or arising out of the breach of any representation, warranty or covenant made by Seller under this Agreement, provided, however, that Purchaser gives Seller written notification of the claim for indemnification prior to the second anniversary of the Closing Date. Seller's obligations under this Section shall become effective only after and to the extent that the total amount of claims for which Purchaser is entitled to indemnification exceeds $25,000.

     9.2  Indemnification by Purchaser.  Purchaser shall indemnify and hold
          ----------------------------
  Seller harmless from and against any loss, or damage suffered by Seller (including reasonable attorneys' fees) resulting from or arising out of the breach of any representation, warranty or covenant made by Purchaser under this Agreement provided, however, that Seller gives the Purchaser written notice of the claim for indemnification prior to the second anniversary of the Closing Date. Except for the obligation to pay the Purchase Price, Purchaser's obligations under this Section shall become-, effective only after and to the extent that the total amount of claims for which Seller is entitled to indemnification exceeds $25,000.

     9.3  Notice and Resolution of Claims.  An indemnified party hereunder shall
          -------------------------------
  give notice to the indemnifying party promptly of any claim and within five
  (5) days of receipt of notice of any lawsuit for which recovery may be sought under this Section 9. If such indemnify shall arise from the claim of a third party, the indemnified party shall tender defense of such claim and cooperate in the defense of such claim and the indemnifying party shall assume the defense of any such claim or any litigation resulting from such claim.

     The indemnifying Party shall take all steps necessary in the defense or settlement of such claim or litigation but may not settle such claim on any terms that do not include a full and final release of the indemnified party from all liability associated with such claim or litigation.

     9.4  Defense of Third Party Claims.  Failure by the indemnifying party to
          ----------------------
  acknowledge its assumption of the defense of any claim or litigation by a third party within fifteen (15) days after notice thereof shall have been given to the indemnifying party, shall be deemed a waiver by the indemnifying party to defend such claim or litigation. The indemnified party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on terms as it may deem appropriate.

     10.  MISCELLANEOUS MATTERS.
          ---------------------

     10.1 Amendment.. This Agreement may not be amended or otherwise altered
          ----------
  except pursuant to an instrument in writing signed by each of the parties. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns, provided that no party shall assign any of its rights, privileges or obligations hereunder without prior written consent of the other.

     10.2 Notices.  Any notice, request or instruction to be given hereunder by
          -------
  any party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

     If to Seller:    Aqua Chem, Inc.
     ------------
                          7800 N. 113th Street
                          Milwaukee, Wisconsin 53224
                          Attn:  Mr. Rand McNally

     with a copy to:      Whyte Hirschboeck Dudek S.C.
                          111 E. Wisconsin Avenue
                          Suite 2100
                          Milwaukee, Wisconsin 53202
                          Attn:  James A. Feddersen, Esq.



     If to Purchaser: Andersen 2000 Inc.
     ---------------
                          306 Dividend Drive
                          Peachtree City, GA 30269
                          Attn:  Jack Brady

  unless Purchaser or Seller shall have given notice as provided herein of a different address.

     11.3 Headings and Schedules. The headings contained in this Agreement are
          ----------------------
  for reference purposes only and are not to be considered in interpreting this Agreement. The Exhibits and Schedules referred to herein are incorporated into and are made a part of this Agreement.

     11.4 Entire Agreement.  This instrument, and the Exhibits and Schedules
          ----------------
  referred to herein, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and writings.

     11.5 Counterparts.  This Agreement may be executed in one or more
          ------------
  counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     11.6 Governing Law.  This Agreement shall be governed by, construed and
          -------------
  enforced in accordance with the laws of the State of Wisconsin.

     11.7 Expenses.  Each party shall pay its own expenses incident to
          --------
  preparation for entering into and carrying this Agreement into effect and for consummating the transactions contemplated herein.

     11.8 Assignment.  This Agreement shall not be assigned I-,y either party
          ----------
  without the written consent of the other party and any attempted assignment without such written consent shall be null and void and without legal effect.

     11.9 Severability.  The parties agree that. if any provision of this
          ------------
  Agreement shall, under any circumstances, be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and sealed as of the day and year first above written.



                        AQUA CHEM, INC.
                        By:
                           ---------------------------------------
                                                            (Print)
                           --------------------------------


                        ANDERSEN 2000 INC.


                        By:
                           ---------------------------------------
                                                            (Print)
                           ---------------------------------

                                   EXHIBIT B
                                PROMISSORY NOTE



  $1,200,000                                               December 28, 1995



     FOR VALUE RECEIVED, the undersigned, ANDERSEN 2000 INC., a Delaware corporation ("Maker") , hereby promises to pay to the order of AQUA CHEM, INC. ("Payee") at 7800 N. 113th Street, Milwaukee, Wisconsin 53224, the principal amount of One Million Two Hundred Thousand and 00/Dollars, ($1,200,000.00), without interest exempt in the event of a "Default" as hereinafter defined.

     1.  Payment Schedule.  Maker shall pay the outstanding principal amount of
         ----------------
  this Note in three (3) installments to be paid as follows:

            $700,000 to be paid on December 31, 1996
            $100,000 to be paid on June 30, 1997
            $400,000 to be paid on December 31, 1997

  Notwithstanding anything in this Note to the contrary (a) upon Maker's sale of any kiln which the Maker has purchased from the Payee pursuant to the Asset Purchase Agreement dated December 15, 1995, the lesser of $600,000 or the remaining balance due under this Note shall be paid in full, and (b) upon Maker's sale of the second kiln so purchased from the Payee, the remaining balance due under this Note shall be paid in full.

     2.   Default Rate.  In the event of a Default, interest hereunder shall
          -------
  accrue during the period of Default commencing on the date of Default on the sum of the unpaid principal amount hereunder (whether or not the debt hereunder is accelerated) at an annual rate adjusted on a daily basis (the "Default Rate") equal to the sum of the prime rate as announced from time to time by Bank One, Milwaukee, N.A. plus three percent (3%).

     3.   Prepayment.  Prepayment of this Note may be made in any amount at any
          ----------
  time, without discount, penalty or premium. In the event of a partial prepayment, the prepaid amount shall be applied first to accrued unpaid Default interest at the Default Rate and then to principal installments in the inverse order in which they are due. Any such partial prepayment shall not defer any succeeding installments of principal unless Payee agrees in writing.

     4.   Security.  This Note is secured by a Security Agreement dated of even
          --------
  date herewith.

     5.   Default.  The unpaid principal amount of this Note, plus, in the event
          -------
  of a Default, all interest accrued therein at the Default Rate shall, at the option of Payee, become immediately due and payable upon the occurrence of any of the following events of default ('Default') :

  (a) Maker fails to pay when due any principal installment on this Note and such failure shall continue for ten (10) days; or

  (b) Maker (i) becomes insolvent or takes or fails to take any action which constitutes an admission of its inability to pay its debts when due; or (ii) makes an assignment for the benefit of its creditors; or (iii) files a petition in bankruptcy, petitions or applies to any for the appointment of a custodian, receiver or a trustee for it or a substantial part of its assets or any such custodianship, receivership or trusteeship continues unstayed or undischarged for a period of thirty (30) days or more; or (iv) commences any proceeding (other than a proceeding against a third party) under any state or federal bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or has commenced against it any such proceeding which remains unstayed or undischarged for a period of thirty (30) days or more;

  (c) Maker defaults under or fails to observe, keep or perform any covenant, agreement or condition required by the Security Agreement, the Asset Purchase Agreement between the Maker and Payee or the Assignment and Assumption Agreement between the Maker and Aqua-Chem International, Ltd.

     6.   Deferral; Waiver by Maker.  No deferral of time of payment shall be
          -------------------------
  valid unless Payee consents thereto in writing; if such deferral is granted, the deferred balance with interest thereon at the Default Rate shall be an additional obligation under this Note. Maker hereby waives demand, presentment, dishonor and protest and any notices thereof as well as all other notices of any kind.

     7.   No Waiver by Payee.  No delay or omission by Payee to exercise any
          ------------------
  right or remedy hereunder, whether on, before or after the happening of any Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such breach or default. No single or partial exercise by Payee of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law or in equity.

     8.   Governing Law. This Note is executed in and shall be governed by and
          --------------
  construed in accordance with the internal laws of the State of Wisconsin.

     9.   Costs of Collection.  In the event of a default hereunder, Maker
          -------------------
  agrees to pay all reasonable costs and expenses of collection, including reasonable attorneys' fees.

                          ANDERSEN 2000 INC.


                          By:
                             ---------------------------------
                                                        (Print)
                             ---------------------------


  [CORPORATE SEAL]

                                   Exhibit C
                     Selective Business Security Agreement

                                   Exhibit D
                              Financing Statements

                                   SCHEDULE A
                                   ----------

  The collateral consists of all of the Debtors incinerator inventory, parts, forms and tooling. The collateral was purchased by the Debtor from the Secured Party and is more fully described in Schedule 1.1(a) and Schedule 1.1(c) to the Asset Purchase Agreement be1tween the Debtor and Secured Party dated December 28, 1995.

                                   AMENDMENT
                                   ---------

     THE UNDERSIGNED, Aqua-Chem, Inc. ("Seller") and Andersen 2000 Inc. ("Purchaser") being all of the parties to that certain Asset Purchase Agreement dated December 28, 1995 (the "Agreement") hereby agree as follows:

     1. All capitalized items contained herein but not defined shall have the meanings ascribed to them in the Agreement.

     2. Notwithstanding anything to the contrary in the Agreement or any of the Exhibits thereto, Purchaser and Seller hereby agree as follows:

          a.   Section 5.6 of the Agreement is deleted in its entirety.

          b. The Glaxo-Wellcome contract shall be retained and completed by Seller and shall not be assigned or subcontracted to Purchaser.

          c. Seller's completion of the Glaxo-Wellcome contract shall not constitute a violation of Section 5.7 of the Agreement.

          d. Seller shall credit Purchaser with $180,000 against the payment due on December 31, 1996 under the Promissory Note.

          e. Purchaser, upon written request of Seller, shall perform any required warranty work under the Glaxo-Wellcome contract. Seller shall reimburse Purchaser for the cost of materials and labor (at the rate of $650.00 per man day) incurred in performing such warranty work which is not necessitated by defects in Seller's design to the extent the same exceeds $30,000 and shall reimburse Purchaser for the cost of all materials and labor (at the rate of $650.00 per man day) incurred in performing such work which is necessitated by defects in Seller's design.

     3. Except to the extent set forth in this Amendment, all provisions of the Agreement and Exhibits shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this amendment as of this 3rd day of January, 1996.

                                             AQUA-CHEM, INC.

                                             By:
                                                -------------------------------

                                             ANDERSEN 2000 INC.

                                             By:
                                                -------------------------------
                                       19